Exhibit 99.3

OFFER TO EXCHANGE

$250,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.375% SENIOR NOTES DUE 2021

FOR

$250,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.375% SENIOR NOTES DUE 2021

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

of

CONSOL ENERGY INC.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing herewith a Prospectus, dated                     , 2011 (the “Prospectus”), of CONSOL Energy Inc., a Delaware corporation (the “Issuer”), and the related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”) relating to the offer by the Issuer to exchange its 6.375% senior notes due 2021, which are not registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Original Notes”) for a like aggregate principal amount of the Issuer’s 6.375% senior notes due 2021, which have been registered under the Securities Act of 1933 (the “Exchange Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered, except that Original Notes may be tendered only in integral multiples of $2,000 or integral multiples of $1,000 in excess thereof.

We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuer that (i) any Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer in violation of the provisions of the Securities Act, (iii) the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or any of its subsidiaries, or, if the holder is an affiliate, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the holder is not a Broker-Dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes and (v) if the holder is a Broker-Dealer that received Exchange Notes for its own account in the Exchange Offer, where such Original Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, such Broker-Dealer will deliver a Prospectus in connection with any resale of such Exchange Notes (by so acknowledging and delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the holder is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act).

Instructions with Respect to the Exchange Offer

The undersigned hereby acknowledges receipt of your letter and the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the Issuer’s Exchange Notes for a like principal amount of issued and outstanding Original Notes, upon the terms and subject to the conditions set forth in the Exchange Offer.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in an amount):

$ of the 6.375% Senior Notes due 2021

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following aggregate principal amount of Original Notes held by you for the account of the undersigned upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal (insert aggregate principal amount of Original Notes to be tendered (if any) ):
$ of the 6.375% Senior Notes due 2021
☐	Not to tender any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer in violation of the provisions of the Securities Act, (iii) the undersigned is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or any of its subsidiaries, or, if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a Broker-Dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes and (v) if the undersigned is a Broker-Dealer that received Exchange Notes for its own account in the Exchange Offer, where such Original Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, such Broker-Dealer will deliver a Prospectus in connection with any resale of such Exchange Notes (by so acknowledging and delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act).

Name of beneficial owner(s):

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Signature:

Address:

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Name(s):
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Telephone Number:

Taxpayer Identification or Social Security Number:

Date: